EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

PATRIOT COAL AND UMWA REACH CONSENSUAL AGREEMENT
ON MODIFICATIONS OF LABOR CONTRACTS AND RETIREE HEALTHCARE

ST. LOUIS, August 12, 2013 - Patriot Coal Corporation (OTC: PCXCQ) today announced that its signatory subsidiaries have reached a consensual agreement with the United Mine Workers of America regarding their collective bargaining agreements and the provision of healthcare benefits for UMWA-represented retirees.
“This represents the successful conclusion of a difficult negotiation in which both the UMWA leadership and Patriot management have invested many long days. Both parties want to preserve jobs and protect healthcare benefits for retirees by keeping Patriot on track for reorganization - and not liquidation,” said Patriot President and Chief Executive Officer Bennett K. Hatfield. “We appreciate the cooperation of the UMWA leadership and the sacrifices of all of our employees and retirees as we work to restore Patriot to viability.”
The UMWA will be reviewing the terms of the agreement with its membership this week as it prepares for a ratification vote. The Company will also be filing a motion with the Bankruptcy Court in St. Louis seeking authorization to enter into this agreement.

Note: Background of Patriot's restructuring and transformation can be found at the Company's website, www.patriotcoal.com.

About Patriot Coal
Patriot Coal Corporation is a producer and marketer of coal in the eastern United States, with 11 active mining complexes in Appalachia and the Illinois Basin. Patriot ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.8 billion tons of proven and probable coal reserves.

Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from our current expectations both in connection with the Chapter 11 filings Patriot announced on July 9, 2012 and our business and financial prospects. No assurance can be made that these events will come to fruition. We undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Factors that could affect

EXHIBIT 99.1

our results include, but are not limited to: (i) the ability of Patriot and its subsidiaries to continue as a going concern, (ii) the ability of Patriot and its subsidiaries to operate within the restrictions and liquidity limitations of the post-petition credit facilities authorized by the Bankruptcy Court, (iii) the ability of Patriot and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iv) the ability of Patriot and its subsidiaries to successfully complete a reorganization under Chapter 11 and emerge from bankruptcy, which is dependent upon, among other things, the ability to implement changes to wage and benefit programs and postretirement benefit obligations consensually or pursuant to Sections 1113 and 1114 of the Bankruptcy Code, to minimize liabilities upon emergence and to obtain post-bankruptcy financing, (v) the effects of the bankruptcy filing on Patriot and its subsidiaries and the interests of various creditors, equity holders and other constituents, (vi) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (vii) the length of time Patriot and its subsidiaries will operate under the Chapter 11 cases, (viii) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the ability of Patriot and its subsidiaries to develop one or more plans of reorganization and consummate such plans once they are developed, (ix) the potential adverse effects of the Chapter 11 proceedings on Patriot's liquidity or results of operations, (x) the ability to execute Patriot's business and restructuring plans, (xi) increased legal costs related to Patriot's bankruptcy filing and other litigation, and (xii) the ability of Patriot and its subsidiaries to maintain contracts that are critical to their operation, including to obtain and maintain normal terms with their vendors, customers, landlords and service providers and to retain key executives, managers and employees. In the event that the risks disclosed in Patriot's public filings and those discussed above cause results to differ materially from those expressed in Patriot's forward-looking statements, Patriot's business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to Patriot's Form 10-K and Form 10-Q reports.

MEDIA CONTACT:                         Investor CONTACT:
Michael Freitag/Aaron Palash                Janine Orf
Joele Frank, Wilkinson Brimmer Katcher            (314) 275-3680
(212) 355-4449                        jorf@patriotcoal.com

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